 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1995

                                                      REGISTRATION NO. 33-62313
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                        CABLEVISION SYSTEMS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                              11-2776686
      (STATE OR OTHER JURISDICTION OF                  (IRS EMPLOYER
       INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                              ONE MEDIA CROSSWAYS
                           WOODBURY, NEW YORK 11797
                                (516) 364-8450
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                ROBERT S. LEMLE
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              ONE MEDIA CROSSWAYS
                           WOODBURY, NEW YORK 11797
                                (516) 364-8450
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                WITH COPIES TO:
                JOHN P. MEAD                          JONATHAN JEWETT
            SULLIVAN & CROMWELL                     SHEARMAN & STERLING
              125 BROAD STREET                     599 LEXINGTON AVENUE
          NEW YORK, NEW YORK 10004               NEW YORK, NEW YORK 10022

                               ----------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS
                   DETERMINED IN LIGHT OF MARKET CONDITIONS.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  It is expected that the following expenses (all of which will be paid by the Company) will be incurred in connection with the registration and distribution of the Securities:*

      Securities and Exchange Commission filing fee................ $  344,828
      Blue Sky fees and expenses...................................     15,000
      Legal fees and expenses......................................    650,000
      Accounting fees and expenses.................................    175,000
      Printing and Engraving Expenses..............................    200,000
      Trustee's, Transfer Agent's and Depositary's fees and ex-
       penses......................................................     50,000
      Miscellaneous................................................    141,172
                                                                    ----------
          Total.................................................... $1,576,000
                                                                    ==========

  * All of these expenses except the Securities and Exchange Commission filing fee represent estimates only.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  The first paragraph of Article Ninth of the Company's Certificate of Incorporation provides:

    The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

  Article VIII of the By-Laws of the Company provides:

    A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.

    B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    C. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

  The Company has entered into indemnification agreements with certain of its officers and directors indemnifying such officers and directors from and against certain expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law. The Company has also entered into an agreement with Charles F. Dolan ("Mr. Dolan"), the Chairman of the Company, pursuant to which Mr. Dolan has agreed to guarantee the Company's obligation to indemnify its officers and directors to the fullest extent permitted by Delaware law. In addition, subject to certain limitations, Mr. Dolan has agreed to indemnify such officers and directors against any loss or expense such person may incur in connection with any transaction involving Mr. Dolan or entities affiliated with Mr. Dolan to the extent indemnification is not provided by the Company. Any payment required to be made by Mr. Dolan pursuant to such agreement will be reduced by any proceeds of insurance or reimbursement under any other form of indemnification reimbursement available to such officer or director. The Company maintains directors' and officers' liability insurance.

  Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The second paragraph of Article Ninth of the Company's Certificate of Incorporation provides for such limitation of liability.

ITEM 16. EXHIBITS.

 **1.1

    --Form of Underwriting Agreement for Debt Securities

**1.2

    --Form of Underwriting Agreement for Common Stock

 4.1--Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 dated January 17, 1986, File No. 33-1936)

 4.1A
    --Amendment to Certificate of Incorporation and complete copy of amended and restated Certificate of Incorporation (incorporated herein by reference to Exhibits 3.1A(i) and 3.1A(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989)

 4.1B
    --Certificate of Designations for the Series E Redeemable Exchangeable
     Convertible Preferred Stock (incorporated herein by reference to the Company's Report on Form 10-K/A for the year ended December 31, 1993, filed on April 13, 1994)

 4.1C
    --Certificate of Designations for the Series F Redeemable Preferred
     Stock (incorporated herein by reference to the Company's Report on Form 10-K/A for the year ended December 31, 1993, filed on April 13, 1994)

 4.1D
    --Certificate of Designations for the Series G Redeemable Exchangeable
     Preferred Stock (incorporated by reference herein to Exhibit 3.1D to the Company's Registration Statement on Form S-4 dated October 17, 1995, File No. 33-62717.)

 4.2--Amended and restated By-laws (incorporated herein by reference to Exhibit 3.2D to the Company's Registration Statement on Form S-4 dated October 17, 1995, File No. 33-62717.)

 4.3--Form of Certificate for shares of Common Stock (incorporated herein by reference to the Company's Registration Statement on Form S-1, dated January 17, 1986, File No. 33-1936)

**4.4

    --Form of Indenture between the Company and the Trustee

*4.5--Form of Deposit Agreement

*4.6--Form of Depositary Receipt

*4.7--Form of Warrant Agreement

*4.8--Form of Warrant Certificate

**5.1

    --Opinion of Sullivan & Cromwell

**12

    --Computation of Ratio of Deficiency of Earnings to Fixed Charges and
     Fixed Charges and Preferred Stock Dividends

23.1--Consent of Sullivan & Cromwell (contained in Exhibit 5.1)

23.2--Consents of KPMG Peat Marwick LLP

**23.3

    --Consent of Deloitte & Touche LLP

**24
    --Powers of Attorney

**25.1

    --Form T-1 Statement of Eligibility under the Trust Indenture Act of
     1939 of the Trustee under the Indenture
--------
* To be filed as an exhibit to a Current Report on Form 8-K subsequent to the effectiveness of this Registration Statement, in accordance with Item 601(b)(1) of Regulation S-K.
** Previously filed.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF OYSTER BAY AND THE STATE OF NEW YORK, ON THE 18TH DAY OF OCTOBER, 1995.

                                          Cablevision Systems Corporation

                                          By: /s/ James L. Dolan
                                             ----------------------------------
                                          Name: James L. Dolan
                                          Title: Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON OCTOBER 18, 1995.

              SIGNATURE                                 TITLE

         /s/ James L. Dolan            Chief Executive Officer (Principal
-------------------------------------   Executive Officer) and Director
           JAMES L. DOLAN

                  *                    Chairman of the Board of Directors
-------------------------------------
          CHARLES F. DOLAN

                  *                    Senior Vice President--Finance and
-------------------------------------   Treasurer (Principal Financial
          BARRY J. O'LEARY              Officer)

                  *                    Vice President and Controller
-------------------------------------   (Principal Accounting Officer)
             JERRY SHAW

                  *                    Vice Chairman and Director
-------------------------------------
           WILLIAM J. BELL

                  *
-------------------------------------  Vice Chairman and Director
         MARC A. LUSTGARTEN

              SIGNATURE                                  TITLE

         /s/ Robert S. Lemle            Executive Vice President, General
-------------------------------------    Counsel, Secretary and Director
           ROBERT S. LEMLE

                  *                     Vice President and Director
-------------------------------------
          SHEILA A. MAHONY

                                        Director and Chairman of the Executive
-------------------------------------    Committee
             JOHN TATTA

                  *                     Director
-------------------------------------
          PATRICK F. DOLAN

                                        Director
-------------------------------------
      FRANCIS F. RANDOLPH, JR.

                  *                     Director
-------------------------------------
          DANIEL T. SWEENEY

                                        Director
-------------------------------------
          CHARLES D. FERRIS

                  *                     Director
-------------------------------------
         RICHARD H. HOCHMAN

                                        Director
-------------------------------------
           VICTOR ORISTANO

                  *                     Director
-------------------------------------
        A. JERROLD PERENCHIO

*By: /s/ Robert S. Lemle, Attorney-
in-Fact
-------------------------------------
           Robert S. Lemle

                                 EXHIBIT INDEX

 EXHIBITS                                                              PAGE NO.
 --------                                                              --------
  **1.1   --Form of Underwriting Agreement for Debt Securities......
  **1.2   --Form of Underwriting Agreement for Common Stock.........
    4.1   --Certificate of Incorporation of the Registrant
           (incorporated herein by reference to Exhibit 3.1 to the
           Company's Registration Statement on Form S-1 dated
           January 17, 1986, File No. 33-1936)......................
    4.1A  --Amendment to Certificate of Incorporation and complete copy of amended and restated Certificate of Incorporation
           (incorporated herein by reference to Exhibits 3.1A(i) and
           3.1A(ii) to the Company's Annual Report on Form 10-K for
           the fiscal year ended December 31, 1989).................
    4.1B  --Certificate of Designations for the Series E Redeemable
           Exchangeable Convertible Preferred Stock (incorporated
           herein by reference to the Company's Report on Form 10-
           K/A for the year ended December 31, 1993, filed on April
           13, 1994)................................................
    4.1C  --Certificate of Designations for the Series F Redeemable
           Preferred Stock (incorporated herein by reference to the
           Company's Report on Form 10-K/A for the year ended
           December 31, 1993, filed on April 13, 1994)..............
    4.1D  --Certificate of Designations for the Series G Redeemable
           Exchangeable Preferred Stock (incorporated by reference
           herein to Exhibit 3.1D to the Company's Registration
           Statement on Form S-4 dated October 17, 1995, File No.
           33-62717)................................................
    4.2   --Amended and restated By-laws (incorporated herein by
           reference to Exhibit 3.2D to the Company's Registration
           Statement on Form S-4 dated October 17, 1995, File No.
           33-62717)................................................
    4.3   --Form of Certificate for shares of Common Stock
           (incorporated herein by reference to the Company's
           Registration Statement on Form S-1, dated January 17,
           1986, File No. 33-1936)..................................
  **4.4   --Form of Indenture between the Company and the Trustee...
   *4.5   --Form of Deposit Agreement...............................
   *4.6   --Form of Depositary Receipt..............................
   *4.7   --Form of Warrant Agreement...............................
   *4.8   --Form of Warrant Certificate.............................
  **5.1   --Opinion of Sullivan & Cromwell..........................
 **12     --Computation of Ratio of Deficiency of Earnings to Fixed
           Charges and Fixed Charges and Preferred Stock Dividends..
   23.1   --Consent of Sullivan & Cromwell (contained in Exhibit
           5.1).....................................................
   23.2   --Consents of KPMG Peat Marwick LLP.......................
 **23.3   --Consent of Deloitte & Touche LLP........................
 **24     --Powers of Attorney......................................
 **25.1   --Form T-1 Statement of Eligibility under the Trust
           Indenture Act of 1939 of the Trustee under the
           Indenture................................................

--------
 * To be filed as an exhibit to a Current Report on Form 8-K subsequent to the effectiveness of this Registration Statement, in accordance with Item 601(b)(1) of Regulation S-K.
** Previously filed.